As filed with the Securities and Exchange Commission on December 23, 2016
Registration No. 333-214602

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3/A
(Amendment No. 1)
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BRIDGELINE DIGITAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-2263942
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
80 Blanchard Road
Burlington, MA 01803
(781) 376-5555
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael D. Prinn
Chief Financial Officer
Bridgeline Digital, Inc.
80 Blanchard Road
Burlington, MA 01803
(781) 376-5555
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to
Daniel W. Rumsey, Esq.
Jessica R. Sudweeks, Esq.
Disclosure Law Group, a Professional Corporation
600 West Broadway, Suite 700
San Diego, CA 92101
(619) 272-7050

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share (3)	5,695,165	$0.66	$3,758,808.90	$435.65	(4)

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the common stock offered hereby shall also be deemed to cover additional securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act based upon the average of the high and low sales prices of the registrant’s common stock as reported on the NASDAQ Capital Market on December 19, 2016.

(3)
Represents (i) 4,775,010 outstanding shares of common stock that have been issued to certain selling stockholders and (ii) 920,155 shares of common stock that may be issued to certain selling stockholders upon the exercise of outstanding warrants.

(4)	$15.59 previously paid

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not resell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor is it a solicitation of offers to buy these securities, in any state where the offer or sale is not permitted.

Subject to completion, dated December 23, 2016

PRELIMINARY PROSPECTUS

5,695,165 Shares

COMMON STOCK

This prospectus relates to the possible resale of up to 5,695,165 shares of our common stock, $0.001 par value per share, which includes up to 920,155 shares that may be issued upon the exercise of warrants, by the selling stockholders identified in this prospectus or in supplements to this prospectus. The shares and the warrants were issued to the selling stockholders in connection with previously disclosed private placement transactions, including the placement of common stock and warrants disclosed on November 4, 2016. We are registering the shares to provide the selling stockholders with freely tradable securities. This prospectus does not necessarily mean that the selling stockholders will offer or sell those shares. Up to 4,824,330 shares may be sold from time to time after the effectiveness of the registration statement, of which this prospectus forms a part, and up to 870,835 shares may be sold from time to time after May 9, 2017, which is the date certain warrants become exercisable. See “Description of Private Placements” under “Prospectus Summary” on page 1 below for more information.
We will receive no proceeds from any sale by the selling stockholders of the shares of our common stock covered by this prospectus, but we have agreed to pay certain expenses relating to the registration of such shares. The selling stockholders may from time to time offer and resell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus through underwriters or dealers, directly to purchasers or through broker-dealers or agents. See “Plan of Distribution” on page 8 below for more information.
Our common stock trades on the NASDAQ Capital Market under the symbol “BLIN.” On December 22, 2016, the closing price for our common stock, as reported on the NASDAQ Capital Market, was $0.66 per share.

Investing in our securities involves certain risks. See “Risk Factors” on page 2 of this prospectus and in any applicable prospectus supplement for certain risks you should consider. You should read the entire prospectus carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is  [               ], 2016

-i-

BRIDGELINE DIGITAL, INC.

_____________________________

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”). Under this registration statement, the selling stockholders may offer and resell up to 5,695,165 shares of our common stock, which includes 920,155 shares that may be issued upon the exercise of warrants, in one or more offerings. The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase our common stock, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different or additional information. Neither we nor the selling stockholders are making an offer to sell our common stock in any jurisdiction where the offer or sale thereof is not permitted. You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read carefully the entirety of this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and any applicable prospectus supplement, before making an investment decision.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “company,” “we,” “us” and “our” to refer to Bridgeline Digital, Inc., a Delaware corporation.

-ii-

PROSPECTUS SUMMARY

Our Company

Bridgeline Digital, The Digital Engagement Company™, enables its customers to maximize the performance of their –mission critical websites, intranets and online stores. Our iAPPS® platform deeply integrates Web Content Management, eCommerce, eMarketing, Social Media management, and Web Analytics to help marketers deliver online experiences that attract, engage and convert their customers across all digital channels. Our iAPPS platform combined with its digital services assists customers in maximizing on-line revenue, improving customer service and loyalty, enhancing employee knowledge, and reducing operational costs. The iAPPSds (distributed subscription) product is a platform that empowers franchise and large dealer networks with state-of-the-art web engagement management while providing superior oversight of corporate branding. iAPPSds deeply integrates content management, eCommerce, eMarketing and web analytics and is a self-service web platform that is offered to each authorized franchise or dealer for a monthly subscription fee. Our iAPPSdsr platform, released in 2015, targets the growing multi-unit organizations with 10-500 locations providing them with powerful web engagement tools while maintaining corporate brand control and consistency.

The iAPPS Platform is an award-winning application recognized around the globe. Our teams of Microsoft Gold© certified developers have won over 100 industry related awards. In 2016, CIO Review selected iAPPS as one of the 20 Most Promising Digital Marketing Solution Providers. This followed accolades from the SIIA (Software and Information Industry Association) which recognized iAPPS Content Manager with the 2015 SIIA CODiE Award for Best Web Content Management Platform. Also in 2015, EContent magazine named iAPPS Digital Engagement Platform to its Trendsetting Products list. The list of 75 products and platforms was compiled by EContent’s editorial staff, and selections were based on each offering’s uniqueness and importance to digital publishing, media, and marketing. Bridgeline was also recognized in 2015 as a strong performer by Forrester Research, Inc. in its independence report, “The Forrester Wave ™: Through-Channel Marketing Automation Platforms, Q3 2015.” In recent years, iAPPS Content Manager and iAPPS Commerce products were selected as finalists for the 2014, 2013, and 2012 CODiE Awards for Best Content Management Solution and Best Electronic Commerce Solution, globally. In 2015, the SIIA (Software and Information Industry Association) awarded iAPPS Content Manager the 2015 SIIA CODiE Award for Best Web Content Management Platform. In 2014 and 2013, Bridgeline Digital won twenty-five Horizon Interactive Awards for outstanding development of web applications and websites. Also in 2013, the Web Marketing Association sponsored Internet Advertising Competition honored Bridgeline Digital with three awards for iAPPS customer websites and B2B Magazine selected Bridgeline Digital as one of the Top Interactive Technology companies in the United States. KMWorld Magazine Editors selected Bridgeline Digital as one of the 100 Companies That Matter in Knowledge Management and also selected iAPPS as a Trend Setting Product in 2013.

The iAPPS platform is delivered through a cloud-based SaaS (“Software as a Service”) multi-tenant business model, whose flexible architecture provides customers with state of the art deployment providing maintenance, daily technical operation and support; or via a traditional perpetual licensing business model, in which the iAPPS software resides on a dedicated server in either the customer’s facility or Bridgeline’s co-managed hosting facility.

Bridgeline Digital was incorporated under the laws of the State of Delaware on August 28, 2000. Our principal place of business is 80 Blanchard Road, Burlington, MA 01803. Our telephone number is (781) 376-5555. Our corporate website address is http://www.bridgelinedigital.com. No portion of our website is incorporated by reference into this prospectus. Our common stock, par value $0.001 per share, is currently listed for quotation on the NASDAQ Capital Market under the symbol “BLIN.”

Description of Private Placements

November Private Placement

On November 3, 2016, we entered into Securities Purchase Agreements (“Purchase Agreements”) with certain institutional and accredited investors (the “Purchasers”) to sell an aggregate total of 1,741,670 shares of our common stock for $0.48 per share (the “Purchaser Shares”) (the “November Private Placement”).  As additional consideration, we issued to the Purchasers warrants to purchase an aggregate total of 870,835 shares common stock (the “Purchaser Warrant Shares”). Each Purchaser Warrant expires five and one-half years from the date of issuance and is exercisable for $0.70 per share beginning six-months from the date of issuance, or May 9, 2017.

The Company and the Purchasers also entered into a Registration Rights Agreement (the “Registration Rights Agreement”), wherein the Company agreed to file a registration statement to register the Purchaser Shares and Purchaser Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement, of which this prospectus forms a part, was filed with the SEC to satisfy our obligations under the Registration Rights Agreement.

Piggyback Registration Rights

Prior to the November Private Placement, we completed several private placements of our securities, including equity and debt issuances. As a part of these transactions, we offered certain investors piggyback registration rights such that, in the event we filed a registration statement to register our securities under the Securities Act, the shares of common stock issued or issuable to those investors would be eligible to also be registered under the Securities Act. Accordingly, in addition to the Purchaser Shares, a total of 5,695,165 shares are included in the registration statement, of which this prospectus forms a part, pursuant to these previously granted piggyback registration rights. These shares include: (i) 3,033,341 shares of common stock issued on or about July 15, 2016 and upon conversion of certain Subordinated Convertible Promissory Notes, issued on or about May 11, 2016 (the “Piggyback Shares”) and (ii) 49,320 shares issuable upon exercise of warrants (the “Piggyback Warrants”) issued on or about June 19, 2013 (the “Piggyback Warrant Shares”).

We completed the November Private Placement, as well as the issuances of the Piggyback Shares and the Piggyback Warrants in reliance on an exemption to registration afforded by Section 4(a)(2) of the Securities Act and rules promulgated thereunder, including Regulation D.  Each of the selling stockholders has represented that they qualify as an “accredited investor” as defined in Rule 501(a) under the Securities Act.
THE OFFERING
Securities Offered by the Selling Stockholders	Up to 5,695,165 shares of common stock

Common Stock Outstanding	20,783,747 shares (1)

Terms of the Offering
The selling stockholders may from time to time offer and resell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus through underwriters or dealers, directly to purchasers or through broker-dealers or agents. See “Plan of Distribution” on page 8 below for more information.

Use of Proceeds
We will not receive any of the proceeds from the sale of the shares of common stock being offered under this prospectus.  We may receive proceeds from the exercise of the Purchaser Warrants or the Piggyback Warrants, and any such proceeds will be used primarily for working capital and general corporate purposes.  See “Use of Proceeds” on page 8 below for more information.

NASDAQ Capital Market Symbol	BLIN

Risk Factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

(1)
Based upon the total number of issued and outstanding shares as of December 19, 2016.  Excludes the 920,155 shares of our common stock that may be issued as Purchaser Warrant Shares and/or Piggyback Warrant Shares to the selling stockholders.

RISK FACTORS

We face a variety of significant and diverse risks, many of which are inherent in our business. You should carefully consider the risks described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, before making an investment decision. The occurrence of any of those risks could materially and adversely affect our business, prospects, financial condition, results of operations, or cash flow. Other risks and uncertainties that we do not now consider material or of which we are not now aware may become important factors that affect us in the future. You should carefully consider the risks and uncertainties described in the documents incorporated by reference herein before deciding to invest in our common stock.

DESCRIPTION OF COMMON STOCK

The following summary description sets forth some of the general terms and provisions of our common stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our common stock, you should refer to the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and our charter and bylaws as in effect at the time of any offering.  Copies of our Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws are included as exhibits to the registration statement of which this prospectus forms a part.

General

Under our Amended and Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), we are authorized to issue 50,000,000 shares of our common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. As of December 19, 2016, there were 20,783,747 shares of our common stock issued and outstanding and 222,822 shares of our preferred stock issued and outstanding.

Voting Rights. The holders of common stock are entitled to one vote per share on all matters. The common stock does not have cumulative voting rights, which means that holders of the shares of common stock with a majority of the votes to be cast for the election of directors can elect all directors then being elected.

Dividends. Each share of common stock has an equal and ratable right to receive dividends to be paid from our assets legally available therefore when, as and if declared by our Board of Directors. We do not anticipate paying cash dividends on the common stock in the foreseeable future.

Liquidation. In the event we dissolve, liquidate or wind up, the holders of common stock are entitled to share equally and ratably in the assets available for distribution after payments are made to our creditors and to the holders of any outstanding preferred stock we may designate and issue in the future with liquidation preferences greater than those of the common stock.

Other. The holders of shares of our common stock have no preemptive, subscription or redemption rights and are not liable for further call or assessment. All of the outstanding shares of common stock are, and the shares of common stock offered hereby will be, fully paid and nonassessable.

Anti-Takeover Provisions of Delaware Law and Our Governing Documents

Delaware Law

We are subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in “business combination” transactions with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

●
prior to the time the stockholder became an interested stockholder, either the applicable business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors;

●
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the voting stock owned by the interested stockholder) shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which the employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●
at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include, in general and subject to exceptions, a merger of the corporation with the interested stockholder; a sale of 10% or more of the market value of the corporation’s consolidated assets to the interested stockholder; certain transactions that result in the issuance of the corporation’s stock to the interested stockholder; a transaction that has the effect of increasing the proportionate share of the corporation’s stock owned by the interested stockholder; and any receipt by the interested stockholder of loans, guarantees or other financial benefits provided by the corporation. An “interested stockholder” is defined to include, in general and subject to exceptions, a person that (1) owns 15% or more of the outstanding voting stock of the corporation or (2) is an “affiliate” or “associate” (as defined in Section 203) of the corporation and was the owner of 15% or more of the corporation’s outstanding voting stock at any time within the prior three year period.
A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or by an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by Section 203 and approved by a majority of its outstanding voting shares. We have not opted out of Section 203. As a result, Section 203 could delay, deter or prevent a merger, change of control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and may also limit the price that investors are willing to pay in the future for our common stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our Board of Directors to issue one or more series of preferred stock with voting or other rights or preferences. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors.

Stockholder Action by Written Consent; Special Meetings of Stockholders

Our stockholders may take action by written consent in lieu of a meeting as provided in our bylaws. Our bylaws provide that certain procedures, including notifying the Board of Directors and awaiting a record date, must be followed for stockholders to act by written consent. A special meeting of our stockholders may be called only by our Board of Directors, the Chairman of the Board, or the President. A special meeting may also be called at the request of stockholders holding a majority of the aggregate number of shares of capital stock of the Company issued and outstanding and entitled to vote at that meeting (subject to certain timeliness and content requirements of the demand).
Amendment of Certificate of Incorporation and Bylaws
Our charter may be amended by the affirmative vote of a majority of the aggregate number of shares of each class of our capital stock issued and outstanding after a resolution of our Board of Directors declaring the advisability of such amendment has been adopted in accordance with Delaware law. Our bylaws may be amended by the affirmative vote of a majority of the aggregate number of shares of each class of our capital stock issued and outstanding (and entitled to vote on the subject matter) present in person or represented by proxy at a meeting of stockholders provided that notice thereof is stated in the written notice of the meeting. Our bylaws may also be amended by a majority of the Board of Directors in accordance with Delaware law and our charter.

SELLING STOCKHOLDERS
The “selling stockholders” named in this prospectus may sell shares of our common stock registered pursuant to the registration statement of which this prospectus forms a part. This prospectus covers the resale of 5,695,165 shares of common stock, including 1,741,670 Purchaser Shares, 870,835 shares of common stock issuable as Purchaser Warrant Shares, 3,033,341 Piggyback Shares and 49,320 shares of common stock issuable as Piggyback Warrant Shares, by the selling stockholders named in this prospectus. The selling stockholders are not required to offer any of the shares of our common stock covered by this prospectus for resale. Since the selling stockholders may sell all, some or none of their shares, and may or may not exercise any or all of the warrants, we cannot estimate the aggregate number of shares that the selling stockholders will offer pursuant to this prospectus or that the selling stockholders will own upon completion of the offering to which this prospectus relates.

Information about additional selling stockholders may be set forth in a pre-effective and/or post-effective amendment to the registration statement of which this prospectus forms a part, a prospectus supplement, or in filings that we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus.

The following table sets forth information with respect to our common stock beneficially owned by the selling stockholders as of December 19, 2016:

Name of Selling Stockholder	Shares Beneficially Owned Prior to Resale (1)	Shares Offered for Resale	Warrant Shares Offered for Resale	Shares Beneficially Owned After the Resale (2)
Iroquois Master Fund Ltd. (3)	468,750	468,750	234,375	-	*
Iroquois Capital Investment Group, Inc. (4)	52,083	52,083	26,042	-	*
CVI Investments, Inc. (5)	300,000	300,000	150,000	-	*
Warberg WF IV L.P. (6)	166,668	166,668	83,334	-	*
Dolphin Offshore Partners, L.P. (7)	400,000	400,000	200,000	-	*
Alvin Fund, LLC (8)	1,086,641	425,002	155,834	661,639	2.56%
John C. Lipman (9)	62,500	62,500	31,250	-	*
Ann B. Oldfather	73,575	66,667	-	6,908	*
Edgar L. Parker	33,334	33,334	-	-	*
The Bibicoff Family Trust DTD 5/16/00 (10)	240,241	233,333	-	6,908	*
H. Philip Howe Trust UAD 11/15/02 (11)	20,000	20,000	-	-	*
William Kyle Neely	80,720	60,000	-	20,720	*
Shadow Capital LLC (12)	188,562	133,334	6,000	49,228	*
Murray H. Gross	133,334	50,000	-	83,334	*
Robert D. Vanroijen Jr. UA DTD 12-14-82 (13)	40,000	40,000	-	-	*
Robert D. Vanroijen	1,000	-	1,000	-	*
Larry S. Kaplan and Marla B. Kaplan JT/WROS	33,333	33,333	-	-	*
THE SDM Irrevocable Trust FBO Andrew Seid UAD 11/05/04 (14)	35,221	26,667	-	8,554	*
THE SDM Irrevocable Trust FBO Lauren Seid UAD 11/05/04 (15)	35,221	26,667	-	8,554	*
Paul Seid (16)	393,213	233,334	3,320	49,905	*
AJ Lamb, LLC (17)	53,320	50,000	3,320	-	*
Broms Financial, LLC (18)	2,600	-	2,600	-	*
Kyle G. Buchakjian	26,667	26,667	-	-	*
Nick Rosser	133,334	133,334	-	-	*
Richard Molinsky	42,000	40,000	2,000	-	*
Pamela M. Walsh and Brian P. Walsh JT TEN	40,800	40,000	800	-	*
Norper Investments	26,667	26,667	-	-	*
Samuel E. Leonard Trust UAD 2/5/90 (19)	13,334	13,334	-	-	*
Richard Buchakjian	33,334	33,334	-	-	*
Vahan Buchakjian	26,667	26,667	-	-	*
John Brannen	26,667	26,667	-	-	*
Peter White	13,334	13,334	-	-	*
Brigitte Ferrada-Stetson	50,000	50,000	-	-	*
George J. White and Debra A. White JT TEN WROS	20,000	20,000	-	-	*
Allison Bibicoff	83,334	83,334	-	-	*
Charles Brand	144,731	133,334	-	11,397	*
Nuview IRA Inc. FBO Michael Wilson	26,667	26,667	-	-	*
William C. Steele Living Trust UAD 5/11/98 (20)	40,000	40,000	-	-	*
Paul R. Winter	53,334	53,334	-	-	*
Merle F. Stockley, Jr.	20,000	20,000	-	-	*
Robert L. Debruyn Trust UAD 10/5/94 (21)	30,000	30,000	-	-	*
Tracey H. Debruyn Trust UAD 10/5/94 (22)	30,000	30,000	-	-	*
Andrew M. Schatz and Barbara F. Wolf JTWROS	100,000	100,000	-	-	*
Denis Fortin	232,905	200,000	5,280	27,625	*
Susan M. Allen Trust UAD 04/29/08 (23)	141,974	133,334	-	8,640	*
P. Kenneth Nitz	66,667	66,667	-	-	*
Sandra P. Nitz	66,667	66,667	-	-	*
David A. Random	102,000	100,000	2,000	-	*
Stetson Development LLC (24)	50,000	50,000	-	-	*
Glenn R. Hubbard	119,999	119,999	-	-	*
Raymon M. Beebe and Joan P. Beebe JT TEN	89,998	89,998	-	-	*
NuView Inc. FBO Brigitte Ferrada IRA	50,000	50,000	-	-	*
NuView Inc. FBO David Stetson IRA	50,000	50,000	-	-	*
Gary Arnold and Patricia Arnold	2,000	-	2,000	-	*
Big Red Investments (25)	1,000	-	1,000	-	*
Angus Bruce and Lauralee Bruce	2,400	-	2,400	-	*
Phillip L. Burnett and Allyson Burnett	400	-	400	-	*
Debruyn Holdings Inc. (26)	600	-	600	-	*
Robert L. Debruyn and Tracy H. Debruyn	600	-	600	-	*
Tracy H. Debruyn and Robert L. Debruyn	600	-	600	-	*
Steven Farber	400	-	400	-	*
Arthur H. Finnel and Elsa V. Finnel	200	-	200	-	*
Gary A. Hafner and Leeann Hafner	800	-	800	-	*
Samuel E. Leonard	400	-	400	-	*
Andrew K. Light	2,000	-	2,000	-	*
David Moline	557	-	400	157	*
Dr. Richard V. Nuttal and Annetta Mets Nuttall	400	-	400	-	*
Ronald A. Rayson	400	-	400	-	*
Valdmar Skov	400	-	400	-	*
		4,775,010	920,155

*	Represents less than 1%

(1)
Based on 20,783,747 shares of our common stock outstanding as of December 19, 2016.  In addition, shares underlying warrants exercisable within 60 days of December 19, 2016 are deemed outstanding for the purpose of computing the percentage ownership of the person or persons holding such warrants, but are not deemed outstanding for computing the percentage ownership of other persons.  Shares issuable upon the Purchaser Warrants are not deemed outstanding because selling stockholders do not have the right to acquire beneficial ownership of the shares issuable upon exercise of the warrants within 60 days of December 19, 2016.  The warrants become exercisable on May 9, 2017.

(2)
Assumes that the selling stockholders will sell all of the shares of common stock saleable pursuant to this prospectus, including the shares of common stock that may be issued upon the exercise of the Purchaser Warrants or Piggyback Warrants, as applicable. Also assumes for each selling stockholder, to the extent applicable, that (a) the Purchaser Warrants were exercised despite the fact that they do not become exercisable until May 9, 2017, (b) only such selling stockholder’s warrants were exercised and (c) as a consequence, the number of issued and outstanding shares has increased by the number of such selling stockholder’s warrant shares.  The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

Except as otherwise indicated in the following footnotes, the selling stockholder listed has voting and investment control over the securities beneficially owned.

(3)	Warrant shares offered for resale herein are issuable pursuant to Purchaser Warrants, which do not become exercisable until May 9, 2017.

“Iroquois Capital Management L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Master Fund, Ltd. (“IMF”). Consequently, Iroquois Capital has voting as investment discretion over securities held by IMF. As president of Iroquois Capital, Richard Abbe makes voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager of IMF. As a result of the foregoing, Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Act) to the securities held by IMF.

(4)	Warrant shares offered for resale herein are issuable pursuant to Purchaser Warrants, which do not become exercisable until May 9, 2017.

Richard Abbe, President of Iroquois Capital, has voting and investment discretion over the securities identified herein.

(5)	Warrant shares offered for resale herein are issuable pursuant to Purchaser Warrants, which do not become exercisable until May 9, 2017.

Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares, Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares, CVI is affiliated with one or more members of the Financial Industry Regulatory Authority (“FINRA”), none of whom are currently expected to participate in the sale pursuant to the prospectus contained in the registration statement of shares purchased by CVI in the November Private Placement.

(6)	Warrant shares offered for resale herein are issuable pursuant to Purchaser Warrants, which do not become exercisable until May 9, 2017.

Daniel I. Warsh, Manager of Warberg WF IV L.P., has voting and investment discretion over the securities identified herein.

(7)	Warrant shares offered for resale herein are issuable pursuant to Purchaser Warrants, which do not become exercisable until May 9, 2017.

Peter E. Salas, General Partner of Dolphin Offshore Partners, L.P., has voting and investment discretion over the securities identified herein.

(8)	Warrant shares offered for resale herein are issuable pursuant to Purchaser Warrants, which do not become exercisable until May 9, 2017.

George Melas-Kyriazi, Managing Partner of Alvin Fund, LLC, has voting and investment discretion over the securities identified herein.

(9)	Warrant shares offered for resale herein are issuable pursuant to Purchaser Warrants, which do not become exercisable until May 9, 2017.

(10)	Harvey Bibicoff and Jacqueline Bibicoff, Trustees of the Bibicoff Family Trust DTD 5/16/00, have voting and investment discretion over the securities identified herein.

(11)	H. Philip Howe and Margaret V. Howe, Trustees of the H. Philip Howe Trust UAD 11/15/02, have voting and investment discretion over the securities identified herein.

(12)	B. Kent Garlinghouse, Manager of Shadow Capital LLC, has voting and investment discretion over the securities identified herein.

(13)	Robert D. Vanroijen, Trustee of the Robert D. Vanroijen Jr. UA DTD 12-14-82, has voting and investment discretion over the securities identified herein.

(14)	Paul Seid, Trustee of the SDM Irrevocable Trust FBO Andrew Seid UAD 11/05/04, has voting and investment discretion over the securities identified herein.

(15)	Paul Seid, Trustee of the SDM Irrevocable Trust FBO Lauren Seid UAD 11/05/04, has voting and investment discretion over the securities identified herein.

(16)
As the Trustee for the SDM Irrevocable Trust FBO Andrew Seid UAD 11/05/04 and the SDM Irrevocable Trust FBO Lauren Seid UAD 11/05/04 and President of AJ Lamb, LLC, Mr. Seid may be deemed to be the beneficial owner of the securities held by each entity.

(17)	Paul Seid, President of AJ Lamb, LLC, has voting and investment discretion over the securities identified herein.

(18)	Richard Broms, President of Broms Financial, LLC, has voting and investment discretion over the securities identified herein.

(19)	Samuel E. Leonard, Trustee of the Samuel E. Leonard Trust UAD 2/5/90, has voting and investment discretion over the securities identified herein.

(20)	William C. Steele, Trustee of the William C. Steele Living Trust UAD 5/11/98, has voting and investment discretion over the securities identified herein.

(21)	Robert L. Debruyn and Tracey H. Debruyn, Trustees of the Robert L. Debruyn Trust UAD 10/5/94, have voting and investment discretion over the securities identified herein.

(22)	Robert L. Debruyn and Tracey H. Debruyn, Trustees of the Tracey H. Debruyn Trust UAD 10/5/94, have voting and investment discretion over the securities identified herein.

(23)	Robert W. Allen, Trustee of the Susan M. Allen Trust UAD 04/29/08, has voting and investment discretion over the securities identified herein.

(24)	David Stetson, Member of Stetson Development LLC, has voting and investment discretion over the securities identified herein.

(25)	James J. Martin, Manager of Bucknoletor Management, LLC, a general partner of Big Red Investments, has voting and investment discretion over the securities identified herein.

(26)	Tracey H. Debruyn, President of Debruyn Holdings, Inc., has voting and investment discretion over the securities identified herein.

USE OF PROCEEDS

All of the shares of common stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their respective accounts. We will not receive any of the proceeds from these sales, if any. A portion of the shares covered by this prospectus may be issued upon exercise of the Purchaser Warrants and/or the Piggyback Warrants.  Upon any exercise of either the Purchaser Warrants or Piggyback Warrants, the selling stockholder would pay us the exercise price of the warrants.  Any such proceeds would be used primarily for working capital and general corporate purposes.  We will pay all of the fees and expenses incurred by us in connection with this registration. We will not be responsible for fees and expenses incurred by the selling stockholders or any underwriting discounts or agent’s commissions.

PLAN OF DISTRIBUTION

Each selling stockholder identified in the preceding section (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the NASDAQ Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●
block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●
an exchange distribution in accordance with the rules of the applicable exchange;
●
privately negotiated transactions;
●
settlement of short sales;
●
in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
●
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●
a combination of any such methods of sale; or
●
any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The legality of the issuance of the shares of our common stock offered hereby is being passed upon by Disclosure Law Group, a Professional Corporation, of San Diego, California.  If counsel for any selling stockholder or underwriter passes on legal matters in connection with an offering of the common stock described in this prospectus, we will name that counsel in the prospectus supplement to that offering.

EXPERTS

The consolidated financial statements of Bridgeline Digital, Inc. as of and for the years ended September 30, 2016 and 2015, incorporated by reference into this prospectus from our Annual Report on Form 10-K for the fiscal year ended September 30, 2016, filed with the SEC on December 19, 2016, have been audited by Marcum, LLP, an independent registered accounting firm, to the extent and period set forth in their report, and are incorporated herein by reference in reliance on such report given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

    We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available, at no charge, to the public at the SEC’s web site at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

●	Annual Report on Form 10-K for the fiscal year ended September 30, 2016, filed December 19, 2016;
●	Current Report on Form 8-K, filed November 4, 2016; and
●
The description of our common stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on June 28, 2007, including any amendment or report filed with the SEC for the purpose of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

Bridgeline Digital, Inc.
Attn: Corporate Secretary
80 Blanchard Road
Burlington, MA
(781) 376-5555

  This prospectus is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

PROSPECTUS

5,695,165 Shares

COMMON STOCK

[_____________], 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that our expenses in connection with this registration statement will be as follows:

Legal Fees and Expenses*	$25,000
Accounting Fees and Expenses*	$10,000
Printing and Miscellaneous Expenses*	$5,000

Total	$40,000

* Estimated expenses

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our certificate of incorporation and bylaws contain provisions relating to the limitation of liability and indemnification of directors and officers. Our certificate of incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●
for any breach of the director’s duty of loyalty to us or our stockholders;
●
for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
●
under Section 174 of the Delaware General Corporation Law (the “DGCL”); or
●
for any transaction from which the director derived any improper personal benefit.

Our certificate of incorporation also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by the DGCL; provided, however, that we may limit the extent of such indemnification by individual contracts with our directors and executive officers; and provided, further, that we are not required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against us or our directors, officers, employees or other agents unless:

●
such indemnification is expressly required to be made by law;
●
the proceeding was authorized by the Board of Directors; or
●
such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under the DGCL.

Our bylaws provide that we shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses by any director or executive officer in connection with any such proceeding upon receipt of any undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to e indemnified under Article XI of our bylaws or otherwise. Notwithstanding the foregoing, unless otherwise determined, no advance shall be made by us if a determination is reasonably and promptly made by the board of directors by a majority vote of a quorum of directors who were not parties to the proceeding, or if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Our bylaws also authorize us to purchase insurance on behalf of any person required or permitted to be indemnified pursuant to Article XI of our bylaws.

Section 145(a) of the DGCL authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The DGCL also provides that indemnification under Section 145(d) can only be made upon a determination that indemnification of the present or former director, officer or employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b).

Section 145(g) of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide for eliminating or limiting the personal liability of one of its directors for any monetary damages related to a breach of fiduciary duty as a director, as long as the corporation does not eliminate or limit the liability of a director for acts or omissions which (1) which breached the director’s duty of loyalty to the corporation or its stockholders, (2) which were not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL; or (4) from which the director derived an improper personal benefit.

 We have obtained directors’ and officers’ insurance to cover our directors and officers for certain liabilities.

ITEM 16.  EXHIBITS

10.1
Securities Purchase Agreement between Bridgeline Digital, Inc. and the investors named therein, dated June 19, 2013 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on June 24, 2013)

10.2	Form of Common Stock Purchase Warrant issued to investors, dated June 19, 2013 (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed on June 24, 2013)
5.1	Opinion re: Legality
23.1	Consent of Counsel (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm – Marcum, LLP
24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-3, filed November 14, 2016)

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes that:
(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Massachusetts on  December 23, 2016.

BRIDGELINE DIGITAL, INC.

By: /s/ Roger Kahn
Roger Kahn
President and Chief Executive Officer (Principal Executive Officer)

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ *	President and Chief Executive Officer	December 23, 2016
Roger Kahn	(Principal Executive Officer)

/s/ *	Executive Vice-President and	December 23, 2016
Michael Prinn	Chief Financial Officer

/s/ *	Director	December 23, 2016
Kenneth Galaznik

/s/ *	Director	December 23, 2016
Joni Kahn

/s/ *	Director	December 23, 2016
Scott Landers

/s/ *	Director	December 23, 2016
Michael Taglich

/s/ *	Director	December 23, 2016
Robert Taglich

* By: /s/ Roger Kahn		December 23, 2016
Attorney-in-fact